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                                                                   Exhibit 99.10

KPMG
4200 Wells Fargo Center
90 South Seventh Street
Minneapolis, MN 55402

           Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholder of
Minnesota Life Insurance Company and
Contract Owners of Variable Annuity Account:

We consent to the use of our report dated March 7, 2011, with respect to the consolidated financial statements and supplementary schedules of Minnesota Life Insurance Company and subsidiaries (the Company) and our report dated April 4, 2011 on the financial statements of Variable Annuity Account included herein and to the reference to our firm under the heading "INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM" in Part B of the Registration Statement.

Our audit report dated March 7, 2011 refers to a change in the method of accounting for other-than-temporary impairments of fixed maturity investment securities due to the adoption of FASB Staff Position No. FAS 115-2 and FAS 124-2, "Recognition and Presentation of Other-Than-Temporary Impairments," (included in FASB ASC Topic 320, "Investments-Debt and Equity Securities"), as of January 1, 2009.

                                            (signed) KPMG LLP

September 1, 2011